<DOCUMTENT>
[TEXT]

POWER OF ATTORNEY

     The undersigned Joseph M. Hirko, in his capacity as Chief Financial Officer and Chief Accounting Officer of Portland General Corporation (the "Corporation"), hereby appoints Joseph
E. Feltz, Assistant Controller of the Corporation, as the attorney-in-fact, in any and all capacities stated herein, to execute on behalf of the undersigned and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Portland General Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

Dated:  August 8, 1994
        Portland, Oregon


/s/ Joseph M. Hirko
    Joseph M. Hirko


POWER OF ATTORNEY

     The undersigned Joseph M. Hirko, in his capacity as Chief Financial Officer and Chief Accounting Officer of Portland General Electric Company (the "Company"), hereby appoints Joseph
E. Feltz, Assistant Controller of the Company, as the attorney-in-fact, in any and all capacities stated herein, to execute on behalf of the undersigned and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Portland General Electric Company Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

Dated:  August 8, 1994
        Portland, Oregon


/s/ Joseph M. Hirko
    Joseph M. Hirko